Exhibit 99.1

BLINK CHARGING ANNOUNCES RECORD SECOND QUARTER WITH 186% REVENUE

GROWTH AND 528% INCREASE IN GROSS PROFIT

●	Company raises 2023 revenue target to $110 - $120 million and targets adjusted EBITDA break even run rate by December 2024
●	Second quarter 2023 total revenues increased 186% to $32.8 million compared to $11.5 million in second quarter of 2022
●	211% increase in service revenues(1) to $7.0 million in second quarter of 2023 compared to $2.2 million in second quarter of 2022
●	253% increase in network fees to $1.7 million in second quarter of 2023 compared to $0.5 million in second quarter of 2022
●	528% increase in gross profit to $12.3 million in second quarter of 2023 compared to $2.0 million in second quarter of 2022
●	Gross margin improved to 37% in second quarter of 2023 compared to 17% in second quarter of 2022
●	5,830 charging stations contracted, deployed or sold in second quarter of 2023

Miami Beach, FL, (August 8, 2023) -- Blink Charging Co. (Nasdaq: BLNK) (“Blink” or the “Company”), a leading manufacturer, owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the second quarter and six months ended June 30, 2023.

The following top-line highlights are in thousands of dollars and unaudited.

	Three Months Ended
	June 30,
	2023	2022	Increase
Product Sales	$24,587	$8,828	179%
Service Revenues (1)	6,991	2,245	211%
Other Revenues (2)	1,264	413	206%
Total Revenues	$32,842	$11,486	186%

(1)	Service Revenues consist of charging service revenues, network fees, and car-sharing service revenues.
(2)	Other Revenues consist of other revenues, warranties, and grants and rebates.

1

“This was the strongest quarter in the Company’s history reflecting the strength of our full service offering as well as a market that is just beginning its growth trajectory. Blink is the only U.S. vertically integrated EV charging company, manufacturing and selling our charging equipment while also owning and operating our own chargers and network. Our broad capabilities and go-to-market strategy provide us the flexibility to generate revenue from a diversified and growing customer base and allow us to limit some of the risks associated with being either an equipment manufacturer or a charging provider. Simply put, Blink is a sustainable full-service EV infrastructure provider driving considerable growth and value through our comprehensive business model and synergistic revenue streams,” said Brendan Jones, President and Chief Executive Officer.

“The revenue growth achieved in the second quarter was largely organic. We saw strong demand for both equipment and services in the U.S. division during the quarter, and in Europe our owner/operator strategy made significant gains. It is important to note that during the quarter our operating expenses were impacted by one-time severance expenses which will not recur in future quarters. As we move through the balance of the year, we remain focused on developing our innovative technology, products, and services to meet the growing demand for reliable EV charging equipment and infrastructure as drivers and fleets increasingly adopt EVs as their vehicles of choice. Notably, Blink supports all OEMs and we recently announced that we’ll incorporate both NACS and CCS into our full line of charging products, creating a portfolio of universally accessible EV chargers, to meet charging needs regardless of EV brand or type. We’re optimistic about the rapidly evolving charging landscape and believe Blink is well positioned to continue to capture market share as consumer recognition of our brand, our advanced technology and our innovative products continues to gain traction.”

Revenue and Adjusted EBITDA Targets

Given the strong momentum in the business, Blink is increasing its 2023 revenue target to $110 - $120 million from $100 - $110 million. Furthermore, the Company is targeting achieving a positive Adjusted EBITDA run rate by December 2024.

The Company reiterates its previously stated annual gross margin target of 30%+.

“We are seeing considerable organic growth and expect to drive towards profitability as our business continues to scale and we realize efficiencies across our organization,” Mr. Jones concluded.

Second Quarter Financial Results

Revenues

Total Revenues increased 186% to $32.8 million for the second quarter of 2023 compared to the second quarter of 2022, an increase of $21.4 million.

Product Sales increased 179% to $24.6 million in the second quarter of 2023, an increase of $15.8 million from the same period in 2022 primarily driven by increased sales of commercial chargers, DC fast chargers, and residential chargers, as well as revenues from the 2022 acquisitions.

Service Revenues, which consist of charging service revenues, network fees, and car-sharing service revenues, increased 211% to $7.0 million in the second quarter of 2023, up $4.7 million from the second quarter of 2022, primarily driven by greater utilization of chargers in the U.S. and internationally, an increased number of chargers on the Blink networks, revenues associated with the Blink Mobility car-sharing service program, and revenues from the 2022 acquisitions.

Other Revenues, which are comprised of warranty fees, grants and rebates, and other revenues, increased 206% to $1.3 million in the second quarter of 2023, an increase of $851,000.

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Gross Profit

Gross Profit increased 528% to $12.3 million, or 37% of revenue, in the second quarter of 2023, compared to gross profit of $2.0 million, or 17% of revenue, in the second quarter of 2022. Gross margin increased in the second quarter of 2023, when compared to first quarter of 2023, due primarily to increased sales of chargers manufactured in-house, which provide a higher margin than contract manufactured chargers, as well as growth in service revenue such as charging revenues and network fees.

Net Loss and Loss Per Share

Net Loss for the second quarter of 2023 was $41.5 million, or $(0.67) per share, compared to a Net Loss of $22.6 million, or $(0.52) per share in the second quarter of 2022.

Net Loss for the three and six months ended June 30, 2023, includes the impact of additional non-cash share-based compensation and a one-time non-recurring payment to our former CEO as well as the non-recurring bonus expense related to the performance milestone achieved by our CTO. The milestone relates to the design and launch of Blink’s recently implemented new network.

Adjusted EBITDA) and Adjusted EPS

Adjusted EBITDA for the second quarter of 2023 was a loss of $13.5 million compared to an Adjusted EBITDA loss of $15.6 million in the prior year period.

Adjusted EBITDA (defined as earnings (loss) before interest income (expense), provision for income taxes, depreciation and amortization, stock-based compensation, acquisition related costs and one-time non-recurring expense) is a non-GAAP financial measure management uses as a proxy for net income (loss). See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Adjusted EPS for the second quarter of 2023 was a loss of $(0.44) compared to an adjusted EPS loss of $(0.41) in the second quarter of 2022.

Adjusted EPS (defined as earnings (loss) per diluted share) is a non-GAAP financial measure management uses to assess earnings per diluted share excluding non-recurring items such as acquisition-related costs, amortization expense of intangible assets, additional stock-based compensation expense, and one-time non-recurring expense. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Cash and cash equivalents

As of June 30, 2023, Cash and Cash Equivalents totaled $75 million.

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Recent Highlights:

●	Signed agreement with AAA to offer electric vehicle products to affiliated service providers nationwide.
●	Expanded electric vehicle charging accessibility by incorporating the North America Charging Standard (NACS) and Combined Charging System (CCS) into entire product line.
●	Integrated former SemaConnect chargers into Blink’s global network.
●	Teamed up with Amerit Fleet Solutions to provide preventative maintenance support for Blink commercial fleet customers.
●	Blink Mobility announced the acquisition of Envoy, expanding its position in the growing EV car-sharing industry.
●	Awarded $7 million to implement new car-share service in New Jersey for underserved communities.
●	Blue Corner signed a 4-year agreement with APCOA to deploy and maintain EV chargers in parking facilities in Belgium.
●	Selected as preferred provider for Mike Albert Fleet Solutions referral program aimed to electrify customers.

Earnings Conference Call

Blink Charging will host a conference call and webcast to discuss second quarter 2023 results today, August 8, 2023 at 4:30 PM, Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link:

https://www.webcaster4.com/Webcast/Page/2468/48672

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 561714.

A replay of the teleconference will be available until September 7, 2023 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 48672.

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4

BLINK CHARGING CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

(unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2023	2022	2023	2022

Revenues:
Product sales	$24,587	$8,828	$40,976	$16,880
Charging service revenue - company-owned charging stations	4,367	1,494	7,252	2,601
Network fees	1,667	472	3,295	633
Warranty	921	99	1,314	166
Grant and rebate	188	125	237	200
Car-sharing services	957	279	1,209	518
Other	155	189	227	288
Total Revenues	32,842	11,486	54,510	21,286

Cost of Revenues:
Cost of product sales	13,159	6,369	24,890	12,471
Cost of charging services - company-owned charging stations	743	351	1,630	534
Host provider fees	2,239	821	3,886	1,372
Network costs	495	182	932	416
Warranty and repairs and maintenance	1,415	523	2,363	634
Car-sharing services	1,594	659	2,231	1,085
Depreciation and amortization	906	624	1,744	1,231
Total Cost of Revenues	20,551	9,529	37,676	17,743
Gross Profit	12,291	1,957	16,834	3,543
Operating Expenses:
Compensation	37,990	10,779	60,699	20,038
General and administrative expenses	9,449	9,002	17,927	13,429
Other operating expenses	4,916	4,138	9,111	7,080
Total Operating Expenses	52,355	23,919	87,737	40,547
Loss From Operations	(40,064)	(21,962)	(70,903)	(37,004)
Other Income (Expense):
Interest expense	(786)	(139)	(1,403)	(139)
(Loss) gain on foreign exchange	(1,026)	(244)	781	(241)
Change in fair value of derivative and other accrued liabilities	-	(73)	10	(73)
Other income (expense), net	600	(203)	650	(307)
Total Other Income (Expense)	(1,212)	(659)	38	(760)
Loss Before Income Taxes	$(41,276)	$(22,621)	$(70,865)	$(37,764)
Provision for income taxes	(206)	-	(418)	-
Net Loss	$(41,482)	$(22,621)	$(71,283)	$(37,764)

Net Loss Per Share:
Basic	$(0.67)	$(0.52)	$(1.20)	$(0.88)
Diluted	$(0.67)	$(0.52)	$(1.20)	$(0.88)

Weighted Average Number of Common Shares Outstanding:

Basic	61,882,330	43,509,693	59,176,129	42,973,758
Diluted	61,882,330	43,509,693	59,176,129	42,973,758

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BLINK CHARGING CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except for share amounts)

	June 30, 2023	December 31, 2022
	(unaudited)

Assets
Current Assets:
Cash and cash equivalents	$74,464	$36,562
Accounts receivable, net	43,443	23,581
Inventory, net	45,361	34,740
Prepaid expenses and other current assets	5,759	4,399
Total Current Assets	169,027	99,282
Restricted cash	76	71
Property and equipment, net	31,236	25,862
Operating lease right-of-use asset	8,163	4,174
Intangible assets, net	27,033	26,582
Goodwill	232,220	203,710
Other assets	686	2,861
Total Assets	$468,441	$362,542

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$30,066	$24,585
Accrued expenses and other current liabilities	17,809	13,109
Notes payable	4,795	10
Current portion of operating lease liabilities	2,015	1,738
Current portion of financing lease liabilities	1,180	306
Current portion of deferred revenue	12,678	10,572
Total Current Liabilities	68,543	50,320
Contingent consideration	1,357	1,316
Consideration payable	60,749	40,608
Operating lease liabilities, non-current portion	7,035	3,030
Financing lease liabilities, non-current portion	889	408
Other liabilities	386	645
Deferred revenue, non-current portion	8,924	5,258
Total Liabilities	147,883	101,585

Commitments and contingencies (Note 7)

Stockholders’ Equity:
Common stock, $0.001 par value, 500,000,000 shares authorized, 63,994,317 and 51,476,445 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	64	51
Additional paid-in capital	728,558	597,982
Accumulated other comprehensive loss	(2,751)	(3,046
Accumulated deficit	(405,313)	(334,030
Total Stockholders’ Equity	320,558	260,957
Total Liabilities and Stockholders’ Equity	$468,441	$362,542

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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BLINK CHARGING CO. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For The Six Months Ended
	June 30,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(71,283)	$(37,764)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,825	3,393
Non-cash lease expense	833	215
Change in fair value of contingent consideration	41	73
Loss on disposal of fixed assets	33	-
Change in fair value of derivative and other accrued liabilities	10	-
Provision for bad debt	1,318	798
Provision for slow moving and obsolete inventory	65	161
Stock-based compensation:
Common stock	10,500	962
Options	3,857	2,027
Warrants	5,082	-
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(20,630)	(2,728)
Inventory	(11,855)	(8,105)
Prepaid expenses and other current assets	(1,073)	4,270
Other assets	2,219	(1,339)
Accounts payable and accrued expenses	7,379	4,491
Other liabilities	(258)	50
Lease liabilities	(2,232)	(146)
Deferred revenue	5,450	2,656

Total Adjustments	7,564	6,778

Net Cash Used In Operating Activities	(63,719)	(30,986)

Cash Flows From Investing Activities:
Purchase consideration of Envoy, net of cash acquired	(5,981)	-
Purchase consideration of SemaConnect, net of cash acquired	-	(38,338)
Purchase consideration of Electric Blue, net of cash acquired	-	(11,360)
Capitalization of engineering costs	(526)	(288)
Purchases of property and equipment	(6,766)	(2,247)

Net Cash Used In Investing Activities	(13,273)	(52,233)

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering, net [1]	113,254	-
Proceeds from exercise of options and warrants	835	92
Repayment of financing liability in connection with finance lease	(1,443)	(71)
Payment of financing liability in connection with internal use software	(220)	(235)

Net Cash Provided By (Used In) Financing Activities	112,426	(214)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	2,473	(2,350)

Net Increase (Decrease) In Cash and Cash Equivalents and Restricted Cash	37,907	(85,783)

Cash and Cash Equivalents and Restricted Cash - Beginning of Period	36,633	175,049

Cash and Cash Equivalents and Restricted Cash - End of Period	$74,540	$89,266

Cash and cash equivalents and restricted cash consisted of the following:
Cash and cash equivalents	$74,464	$85,136
Restricted cash	76	4,130
	$74,540	$89,266

[1]	Includes gross proceeds of $118,928, less issuance costs of $5,674.

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Non-GAAP Financial Measures

The following table reconciles Net Loss attributable to Blink Charging Co. to EBITDA and Adjusted EBITDA for the periods shown:

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net Loss	$(41,482)	$(22,621)	$(71,283)	$(37,764)
Add:
Interest Expense	786	139	1,403	139
Provision for Income Taxes	206	-	418	-
Depreciation and amortization	3,659	2,635	6,825	3,393
EBITDA	(36,831)	(19,847)	(62,637)	(34,232)
Add:
Stock-based compensation	11,663	1,027	19,438	2,989
Acquisition-related costs	51	3,216	283	3,274
One-time non-recurring expense	11,632	-	11,632	-
Adjusted EBITDA	$(13,485)	$(15,604)	$(31,284)	$(27,969)

The following table reconciles EPS attributable to Blink Charging Co. to Adjusted EPS for the periods shown:

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net Income - per diluted share	$(0.67)	$(0.52)	$(1.20)	$(0.88)
Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.04	0.04	0.08	0.04
Acquisition-related costs	0.00	0.07	0.00	0.08
One-time non-recurring expense	0.19	-	0.20	-
Adjusted EPS	$(0.44)	$(0.41)	$(0.92)	$(0.76)

Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that is considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income (Loss) or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings (loss) attributable to Blink Charging Co. before interest income (expense), provision for income taxes, depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, acquisition related costs, and one-time non-recurring expenses is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

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